Exhibit 99.1

National Technical Systems www.ntscorp.com

NEWS RELEASE for November 15, 2010 at 6:00 A.M. ET

Contact: Allen & Caron Inc	National Technical Systems
Jill Bertotti (investors)	Raffy Lorentzian, Sr. Vice President, CFO
jill@allencaron.com	raffy.lorentzian@ntscorp.com
Len Hall (media)	(818) 591-0776
len@allencaron.com
(949) 474-4300

National Technical Systems Secures Senior Credit Facility of up to $65 Million
From Group Led by Comerica Bank

CALABASAS, CA, (November 15, 2010)…National Technical Systems, Inc. (NASDAQ: NTSC) (NTS), a leading provider of engineering services, announced today that it has secured a senior credit facility of up to $65 million from a banking group led by Comerica Bank that includes Bank of the West and U.S. Bank.  Comerica is the administrative agent, joint lead arranger and bookrunner, and U.S. Bank is the joint lead arranger and syndication agent under the facility. The facility will be used to finance acquisitions and fund working capital requirements and for other general corporate purposes.

The $65 million credit facility includes a $20 million term loan, a $25 million revolving credit line and a $20 million acquisition line. This credit facility, which will mature in 5 years, amends and restates the former credit facility which consisted of a $16.5 million revolving credit line and approximately $16.3 million in existing outstanding term debt.

President and CEO William McGinnis said, “Comerica Bank has been a valuable financial partner for several years and we are very pleased that U.S. Bank has joined Comerica and Bank of the West in supporting our current and future credit needs. With the completion of this new amended agreement, the potential credit available to the Company has increased to a committed total of up to $65 million with favorable principal amortization schedules and competitive interest rates.  This provides us with increased flexibility and capacity to fund our strategies for growth, acquisitions and other key programs.”

Interest rates under the new credit agreement are at either LIBOR plus a range of 175 to 275 basis points, or at Comerica Bank’s prime rate plus a range of 75 to 175 basis points.  Further terms of the agreement will be available on a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About National Technical Systems
National Technical Systems, Inc. is a leading provider of engineering services to the aerospace, defense, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit our website at www.ntscorp.com or call 800-270-2516.

Forward-Looking Statements
The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for services and products, development of markets for the companies’ services and products and other risks identified in the companies’ SEC filings.  Actual results, events and performance may differ materially.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The companies undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding National Technical Systems' business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

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